Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings
Participating Funds
  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Limited Duration Income Trust (BLW)
BlackRock Dynamic High Income - Preferred Stock Portfolio (BR-DHI-PS) BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC) BlackRock Investment Grade Bond Portfolio (BR-IG)
BlackRock Multi-Asset Income - Preferred Stock Portfolio (BR-INC-PS) Strategic Income Opportunities Fund (BR-SIP)
Global Allocation Fund (BR_GAF)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF) BlackRock Global Allocation Portfolio of BlackRock Series Fund Inc. (BVA_GA)
BlackRock Global Allocation V.I. Fund (US) (BVA_GAVI)
AZL BlackRock Global Allocation Fund (trading sleeve) (E_AZ-GA) JNL/BlackRock Global Allocation Fund (trading sleeve) (E_JN-GA) MassMutual Select BlackRock Global Allocation Fund (Trading Sleeve) (E_MM-GA)
Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio (MET-
BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
Curian / BlackRock Global Long Short Credit Fund (SMF_CC-GC)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio
(SMF_PRUTR)
Transamerica BlackRock Global Allocation VP - Trading Sleeve (SMF_TA-
GA)
UBS PACE Intermediate Fixed Income Investments Portfolio (UBS-PACE)

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
04-16-2015
Security Type:
BND/CORP

Issuer
The Goldman Sachs Group, Inc. (Preferred -2049)
Selling Underwriter
Goldman, Sachs & Co.
Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
Goldman, Sachs & Co., ABN AMRO Securities (USA)
LLC, Banca IMI S.p.A., BB&T Capital Markets, a division of BB&T Securities, LLC, BBVA Securities
Inc., BNY Mellon Capital Markets, LLC, Capital One
Securities, Inc., Credit Agricole Securities (USA)
Inc., Fifth Third Securities, Inc., KeyBanc
Capital Markets Inc., Lloyds Securities Inc.,
Mizuho Securities USA Inc., Natixis Securities
Americas LLC, PNC Capital Markets LLC, RBC Capital
Markets, LLC, Santander Investment Securities
Inc., Scotia Capital (USA) Inc., SMBC Nikko
Securities America, Inc., SunTrust Robinson
Humphrey, Inc., TD Securities (USA) LLC, UniCredit
Capital Markets LLC, U.S. Bancorp Investments,
Inc., Wells Fargo Securities, LLC, Drexel
Hamilton, LLC, Loop Capital Markets, LLC, Mischler
Financial Group, Inc., The Williams Capital Group,
L.P.
Transaction Details
Date of Purchase
04-16-2015

Purchase Price/Share(per share / % of par)
$100.00
Total Commission, Spread or Profit
1.500

1.  Aggregate Principal Amount Purchased (a+b)
$230,000,000
a.  US Registered Funds (Appendix attached
with individual Fund/Client purchase)
$121,036,000
b.  Other BlackRock Clients
$108,964,000
2.  Aggregate Principal Amount of Offering
$2,000,000,000
Fund Ratio [Divide Sum of #1 by #2]Must be less than 0.25
0.115

Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[X]U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Municipal Securities
[ ]Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ]Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]
YES
[ ]
NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]
YES
[ ]
NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Dillip Behera
Date
04-21-2015

Global Syndicate Team Member

Approved by:
Steven DeLaura
Date
04-21-2015

Global Syndicate Team Member